Exhibit 10.6

Novation and Assumption Agreement

This Agreement (the “Agreement”), dated as of June 25, 2010, is among SkillSoft Limited, an Irish private company limited by shares (“Target”), SkillSoft Corporation, a Delaware corporation that is a direct or indirect wholly owned subsidiary of Target (“Target (USA)”), and MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (in such capacity and together with its successors, the “Administrative Agent”) and as collateral agent (in such capacity and together with its successors, the “Collateral Agent”) (collectively, the “Agent”) for itself and the other Lenders under the Credit Agreement referred to below (the “Lenders”).

Recitals:

Target has entered into a Novation and Assumption Agreement (“First Step Debt Assumption”), dated as of the date hereof, among Target, SSI Investments II Limited, an Irish private company limited by shares (“SSI II”), and the Agent pursuant to which SSI II transferred to Target all of its rights and obligations, solely as Borrower, under that certain Credit Agreement, dated as of February 11, 2010 (as amended, supplemented or modified through the date hereof, the “Credit Agreement”), under which the Lenders extended credit to SSI II. As of the date hereof, after giving effect to the First Step Debt Assumption, Target, the Agent, and the Lenders are parties to the Credit Agreement.

Target (USA) will become a party to the Credit Agreement as the Borrower thereunder following the execution and delivery of this Agreement to the Administrative Agent, pursuant to which (a) Target shall novate and transfer to Target (USA) all of its rights and obligations, solely in its capacity as Borrower under the Loan Documents and (b) Target shall be released from all its obligations and liabilities solely as Borrower under the Loan Documents. This Agreement implements the transition from Target to Target (USA) as Borrower under the Credit Agreement.

In consideration of the mutual promises and covenants contained in this Agreement and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. Terms defined in the Credit Agreement and not otherwise defined herein are used herein (including in the Recitals hereto) with the meanings so defined.

2. Joinder. Effective as of the date on which all the conditions in Section 5 below are satisfied (the “Joinder Date”), Target (USA) (i) joins in and becomes party (as fully as if Target (USA) had been an original signatory thereto) (a) to the Credit Agreement as the Borrower and a Loan Party thereunder for all purposes thereof, and the Credit Agreement shall be construed and treated in all respects as if Target (USA) was (and had at all times been) named therein as a party instead of Target and (b) to the other Loan Documents as a Loan Party thereunder for all purposes thereof and (ii) without limiting any other provision of the Loan Documents, agrees that it shall take all such steps as are necessary, including, without limitation, pursuant to Section 5.09 of the Credit Agreement, to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest, subject to Liens permitted by Section 6.02 of the Credit Agreement and to the extent set forth in the Guarantee and Collateral Agreement, on all of Target’s assets constituting Collateral.

3. Novation and Assumption; Release.

Effective as of the Joinder Date:

3.1. Novation and Assumption. Target hereby irrevocably novates and transfers to Target (USA) all of Target’s rights, title and interests and duties, liabilities and obligations under the Credit Agreement and the other Loan Documents, solely in its capacity as Borrower, and Target (USA) hereby irrevocably accepts such rights, title and interests and assumes such duties, liabilities and obligations from Target from the Joinder Date on the terms and conditions contained herein, including, without limitation, (i) any claims, liabilities or obligations arising from any failure of Target or any Guarantors to perform any of their covenants, agreements, commitments and/or obligations to be performed prior to the date hereof under the Credit Agreement or any other Loan Document and (ii) all claims or liabilities of Target with respect to the Loans under the Credit Agreement.

3.2. Target (USA)’s Performance Obligation. Target (USA) shall duly perform and discharge all liabilities and obligations arising out of or related to the Credit Agreement and/or any other Loan Document whatsoever from time to time to be performed or discharged by it by virtue of this Agreement in all respects as if Target (USA) was (and had at all times been) named therein as a party instead of Target.

3.3. Target (USA)’s Release of Target. Target (USA) shall assume liability for any breach, non-observance or failure by Target to perform any obligations expressed to be undertaken by Target under the Credit Agreement or any other Loan Document before the Joinder Date or for which Target is liable, in each case, solely in its capacity as Borrower, irrespective of whether or not such breach, non-observance or failure shall have been known to any of the parties.

3.4. Lenders’ Release of Target. The Agent, for itself and on behalf of the Lenders, hereby releases and forever discharges Target, solely in its capacity as Borrower, from all covenants, agreements, obligations, claims and demands of any kind, whether in law or at equity, which the Agent or any of the Lenders now has, or which any successor or assign of any of them hereafter shall have, against Target, solely in its capacity as Borrower, arising out of or related to the Credit Agreement, any other Loan Document or any officer’s certificates delivered in connection with the Credit Agreement; provided, however, that the foregoing shall not release in any respect any liability of Target for breach of the representations, warranties and covenants contained in this Agreement, which liability shall remain and shall be a joint and several obligation of Target and Target (USA) from and after the Joinder Date.

3.5. Lenders’ Acceptance of Novation and Assumption by Target (USA). The Agent, for itself and on behalf of the Lenders, hereby consents to the novation and assumption set forth in clause 3.1 above, and accepts the liability of Target (USA) as Borrower in place of the liability of Target as Borrower arising out of or related to the Credit Agreement or any other Loan Document and grants to Target (USA) the same rights under or arising out of or related to the Credit Agreement or any other Loan Document as were granted to Target in every way as if Target (USA) was and had been a party to the Credit Agreement or any other Loan Document instead of and in place of Target.

3.6 Cross Indemnity. Target hereby indemnifies Target (USA) and shall hold Target harmless in respect of any pre-Joinder Date liability, claim, action or demand which arises in respect of and/or relates to the Credit Agreement or any other Loan Document, and Target (USA) hereby indemnifies Target and shall hold Target harmless in respect of any post-Joinder Date liability, claim, action or demand which arises in respect of and/or relates the Credit Agreement or any other Loan Document.

4.	Representations and Warranties. Each of Target (USA) and Target represents and warrants that:

4.1. Organization. Each of Target (USA) and Target (a) is duly organized or formed, validly existing and in good standing (to the extent applicable in such jurisdiction) under the laws of the jurisdiction of its organization or formation, (b) has the power and authority, and the legal right, to execute, deliver and perform its obligations under this Agreement.

4.2. Authorization. The execution and delivery of this Agreement by it and the performance of its obligations hereunder have been authorized by all necessary corporate, partnership, public limited liability company or limited liability company and, if required, stockholder, shareholder, partner or member action on its part, and it has corporate, partnership, public limited liability company or limited liability company power and authority to enter into this Agreement and to perform its obligations hereunder and

4.3. Government Filings. No authorization or approval or other action by, and no notice to or filing with, any governmental body or regulatory body on its part is required for the due execution, delivery or performance by it of this Agreement, other than any filings in connection with Liens granted to the Collateral Agent under the Security Documents.

4.4. Enforceability. This Agreement constitutes a legal, valid and binding obligation of such party enforceable against it in accordance with its terms.

4.5. Litigation. It has not received written notice of any suit or other legal proceeding seeking to enjoin the transfers contemplated by this Agreement.

4.6. Ownership. Target owns, directly or indirectly, the entire issued share capital of Target (USA).

5. Conditions. The effectiveness of the joinder in Section 2 above and the novation, assumption and release in Section 3 above shall be subject to the satisfaction of the following conditions on or prior to the Joinder Date:

5.1. Representations and Warranties. The representations and warranties made or incorporated by reference herein shall be true and correct in all material respects on the Joinder Date as if originally made as of such date and, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date; provided, however, that, any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects on such respective dates and, if the Joinder Date is after the date hereof, Target shall have furnished to the Agent a certificate to such effect signed by a Responsible Officer of Target.

5.2. Proper Proceedings. This Agreement shall have been authorized by all necessary corporate or other proceedings. All necessary consents, approvals and authorizations of any governmental or administrative agency or any other Person of any of the transactions contemplated hereby shall have been obtained and shall be in full force and effect, except where the failure to obtain such consent, approval or authorization could not reasonably be expected to have a Material Adverse Effect.

5.3. General. All legal and corporate proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Agent and the Agent shall have received copies of all documents referred to in Section 4.02(b) of the Credit Agreement to the extent reasonably requested by the Agent, such documents where appropriate to be certified by proper corporate or governmental authorities.

6. Authority of Agent. The Agent represents and warrants that it is authorized to execute and deliver this Agreement on behalf of the Lenders.

7. Further Assurances. The parties hereto agree to execute and deliver such other instruments and documents and to take such other actions as any party hereto may reasonably request in connection with the transactions contemplated by this Agreement. In particular, the Agent agrees to execute and deliver such Uniform Commercial Code amendments and releases and other collateral release documents as may be reasonably necessary to carry out the purposes of this Agreement.

8. Notices. All notices and other communications required to be given or made to Target (USA) under this Agreement, the Credit Agreement or any other Loan Document shall be given or made at the address provided in the Credit Agreement.

9. General. This Agreement is a Loan Document. This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all current and prior agreements and understandings, whether written or oral, with respect to such subject matter. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof, and any invalid or unenforceable provision shall be modified so as to be enforced to the maximum extent of its validity or enforceability. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, including as such successors and assigns all holders of any Obligation. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (OTHER THAN THE CONFLICT OF LAWS RULES) OF THE STATE OF NEW YORK.

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Each of Target, Target (USA) and the Agent, for itself and on behalf of the Lenders, has caused this Agreement to be executed and delivered by its duly authorized director or officer as an agreement under seal or under their corporate seal (where appropriate) as of the date first above written.

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PRESENT when the Common Seal of	)	/s/ IMELDA SHINE
SKILLSOFT LIMITED		Director
was affixed hereto :-

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	)	/s/ FERDINAND VON PRONDZYNSKI
	)	Director/Secretary

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SKILLSOFT CORPORATION	)
	)	/s/ ANTHONY P. AMATO
Chief Accounting Officer

Novation and Assumption Agreement

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent and Collateral Agent under the Credit Agreement

By	/s/ FRED STUPART
	Title:	Vice President

Novation and Assumption Agreement